Exhibit 99.3

VYNE Therapeutics Reports Positive Results from Preclinical Models for Oral BD2-Selective BET Inhibitor VYN202

•	Treatment with VYN202 resulted in significant inhibition of key inflammatory biomarkers and substantial resolution of the signs and symptoms of psoriasis and rheumatoid arthritis

•	Following completion of recent financing, VYNE expects to initiate a Phase 1a SAD/MAD clinical trial in Q1 2024, followed by Phase 1b trials in moderate-to-severe plaque psoriasis and in moderate-to-severe adult-onset rheumatoid arthritis in the second half of 2024

•	Preclinical data and clinical programs to be discussed at R&D Day event on November 9, 2023

BRIDGEWATER, N.J., October 30, 2023 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced new preclinical data showing the positive effect of its oral small molecule BD2-selective BET inhibitor, VYN202, in preclinical models of psoriasis and rheumatoid arthritis.

“We believe VYN202 has the potential to be the most potent and selective BET inhibitor in development and has consistently demonstrated its ability to improve signs and symptoms of disease with marked inhibition of key inflammatory cytokines implicated in the pathology of several chronic autoimmune diseases in preclinical models,” said David Domzalski, President and Chief Executive Officer of VYNE. “These compelling preclinical data in skin inflammation and joint disease models highlight VYN202’s potential for therapeutic utility in both psoriasis and rheumatoid arthritis. We look forward to advancing these programs into the clinic next year and updating investors on our progress.”

Key findings from preclinical in vivo models:

•	Psoriasis: In a well-established model, a psoriasis phenotype was induced in BALB-C mice. Treatment was then administered intraperitoneally with either VYN202, deucravacitinib (an allosteric TYK2 inhibitor), or placebo. VYN202 and deucravacitinib at equivalent dosing demonstrated comparable onset of action and efficacy.

o	Mice receiving VYN202 3mg/kg had approximately 95% mean reduction in PASI score from baseline by day 7 of treatment, which was consistent with the results in the deucravacitinib 3mg/kg group.

o	Treatment with VYN202 3mg/kg reduced the expression of IL-17A (a major effector cytokine involved in the pathogenesis of psoriasis), by >93% compared to placebo. Treatment with VYN202 at all doses also resulted in a marked reduction of other disease-related cytokines (IL-1β, IL-6, IL-22, IL-23, and TNF-α) compared to the placebo group.

•	Rheumatoid Arthritis: In a 21-day collagen-induced arthritis model, signs and symptoms of inflammatory arthritis were induced in Lewis rats. Each treatment group orally received either placebo, GSK620 (an early generation BD2-selective BET inhibitor) at 10 mg/kg, or VYN202 at three different dose strengths (1, 3, or 10 mg/kg).

o	Treatment with VYN202 10mg/kg QD resulted in a 71% reduction in the overall signs and symptoms of rheumatoid arthritis at day 21, compared to mice receiving placebo.

o	Treatment with VYN202 10mg/kg QD resulted in a 79% lower paw volume (a measure of swelling) compared to mice receiving placebo.

o	75% of the animals treated with the highest dose of VYN202 presented with normal joint histopathology at the end of the study, whereas animals treated with placebo experienced marked inflammatory cell infiltrate, granulation tissue, bone erosion and cartilagenous ulceration.

o	Treatment with VYN202 10mg/kg achieved a 98% lower expression of Immunoglobin G1, a biomarker associated with rheumatoid arthritis, compared to treatment with placebo.

o	Treatment with VYN202 at 3 and 10mg/kg demonstrated a statistically-significant superior anti-inflammatory effect compared to GSK620 10mg/kg for all study efficacy endpoints.

Next Steps

•	R&D Day Event: VYNE will host an R&D Day event on Thursday, November 9, 2023 at 1:30 p.m. ET. VYNE management will discuss these data as well as the final data from VYNE’s Phase 1b trial evaluating VYN201 in vitiligo. The Company will also discuss its development plans for VYN201 and VYN202. Register Here

•	IND Submission: VYNE expects to submit its IND for VYN202 by year-end 2023 and commence a first-in-human Phase 1a single ascending dose/multiple ascending dose trial in the first quarter of 2024. If successful, VYNE anticipates commencing Phase 1b trials in moderate-to-severe plaque psoriasis and in moderate-to-severe adult-onset rheumatoid arthritis in the second half of 2024.

About VYN202

VYN202 is an oral small molecule BD2-selective BET inhibitor that has been designed to achieve class-leading selectivity (BD2 vs. BD1), maximum potency versus BD2 and optimal oral bioavailability. By maximizing BD2 selectivity, VYNE believes VYN202 has the potential to be a more conveniently-administered non-biologic treatment option for both acute control and chronic management of immuno-inflammatory indications, where the damaging effects of unrestricted inflammatory signaling activity is common. VYN202 is structurally distinct from VYNE’s pan-BET inhibitor (VYN201) and covered by distinct PCT and provisional composition of matter patent applications directed to new chemical entities and their uses.

About BET Inhibitors

BET proteins play a key role in regulating gene transcription via epigenetic interactions (“reading”), and recent research has determined a key role for these proteins in regulating B cell and T cell activation and subsequent inflammatory processes. As epigenetic readers, BET proteins regulate the recruitment of transcriptional factors that are key to the production of several pro-inflammatory cytokines. BET inhibitors have the potential to treat a range of immuno-inflammatory and fibrotic diseases by blocking pro-inflammatory cytokine transcription with additional potential in myeloproliferative neoplastic disorders.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary bromodomain & extra-terminal (BET) domain inhibitors, which comprise its InhiBET™ platform, include a locally administered pan-BD BET inhibitor (VYN201) and an orally available BD2-selective BET inhibitor (VYN202) that were licensed from Tay Therapeutics Limited.

For more information about VYNE Therapeutics Inc. or its product candidates, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding VYNE’s plans and development timelines for VYN202, the potential of VYN202 and VYNE’s InhiBET™ platform, VYNE’s intentions regarding a Phase 1a and Phase 1b trials of VYN202, the granting or conversion of certain patent applications, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: VYNE’s ability to successfully develop its product candidates; the timing of commencement of future preclinical studies and clinical trials; VYNE’s ability to complete and receive favorable results in, clinical trials for its product candidates; VYNE’s ability to comply with various regulations applicable to its business; VYNE’s ability to create intellectual property and the scope of protection it is able to establish and maintain for intellectual property rights covering its product candidates, including the projected terms of patent protection; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; estimates of VYNE’s expenses, capital requirements, its needs for additional financing and its ability to obtain additional capital on acceptable terms or at all; VYNE’s expectations regarding licensing, business transactions and strategic operations; VYNE’s future financial performance and liquidity; and volatility in VYNE’s stock price may result in rapid and substantial increases or decreases in the stock price that may or may not be related to VYNE’s operating performance or prospects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and VYNE’s other filings from time to time with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda

VYNE Therapeutics Inc.

908-458-9106

Tyler.Zeronda@vynetx.com